UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

INTELGENX TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6420 Abrams
 St- Laurent, Quebec, Canada H4S 1Y2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT	OTCQB
	IGX	TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 18, 2022, the Board of Directors (the "Board") of IntelGenx Technologies Corp. (the "Company") amended and restated Article 2.9 of the Company's By-Laws to make certain clarifying amendments and so that in an uncontested election, directors are elected by a majority of votes cast instead of a plurality of votes cast, which means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election.  Votes cast do not include abstentions or shares as to which a shareholder gives no authority or discretion, including "broker non-votes." Prior to the adoption of the amended and restated Article 2.9, directors were elected by a plurality of votes cast, whether or not the election was contested, and the amended and restated Article 2.9 will retain plurality voting for contested director elections.

In connection with this action, the Board adopted a director resignation policy whereby if a director nominee is not elected by at least a majority of the votes cast by shareholders of the Company (the "Shareholders") with respect to his or her election in accordance with the Company's Bylaws, the director nominee will be considered by the Board not to have received the support of the Shareholders, even though elected as a matter of corporate law. Pursuant to the policy, such nominee must immediately submit his or her resignation to the Board. The Board will refer the resignation to the Corporate Governance and Nomination Committee, which will consider whether or not to accept the offer of resignation and will make a recommendation to the Board. Within 90 days following the applicable meeting of the Shareholders, the Board will determine whether to accept or reject the director resignation offer that has been submitted, on the recommendation of the Corporate Governance and Nomination Committee. In considering the Corporate Governance and Nomination Committee's recommendation, the Board will consider the factors considered by the Corporate Governance and Nomination Committee and such additional information and factors that the Board considers to be relevant. Absent exceptional circumstances that would warrant the continued service of the applicable director on the Board, the Board is expected to accept the resignation of such director. Following the Board's decision on the resignation, the Board will promptly disclose, via press release, its decision whether to accept the director's resignation offer, including, without limitation, the reasons for rejecting the resignation offer, if applicable.

The foregoing description is qualified in its entirety by the full text of the By-Laws, including the amended and restated Article 2.9, which are filed as Exhibit 3.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit	Description

3.1	Third Amended and Restated Bylaws of IntelGenx Technologies Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: March 21, 2022

By: /s/ Horst G. Zerbe
Horst G. Zerbe
Chief Executive Officer